STOCK PURCHASE AGREEMENT
                            ------------------------


     THIS STOCK PURCHASE AGREEMENT dated as of April 1, 2003 (the "Agreement") is made and entered into by and among BELCAN CORPORATION, an Ohio corporation ("Purchaser") and ARC COMMUNICATIONS, INC., a New Jersey corporation ("Seller").

                                    RECITALS:

     Seller desires to sell and Purchaser desires to purchase all of the issued and outstanding shares of capital stock ("Purchased Shares") of Arcmesa Educators, Inc., a New Jersey corporation ("Company").

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                         1. SALE AND PURCHASE OF SHARES

          1.1 Sale and  Purchase.  Subject to the terms and  conditions  of this
              -------------------
Agreement, at the Closing (later defined), the Seller will sell, assign and transfer to Purchaser the Purchased Shares, free and clear of all charges, interests, liens, security interests, restrictions or encumbrances of any kind, and Purchaser will purchase the Purchased Shares from the Seller.

          1.2 Purchase  Price.  The purchase  price  ("Purchase  Price") for the
              ----------------
Purchased Shares, together with the Seller's covenants of non-competition contained in the Non-Competition Agreement referenced in Section 4.7 herein, shall be the combination of the following amounts:

             (a) The sum of Three Hundred Fifty Thousand Dollars ($350,000) ("Initial Payment") which shall be payable at Closing and which shall be allocated to the purchase of the Purchased Shares.

             (b) The sum of One Hundred Thousand Dollars ($100,000) (the "Non-Competition Payment") shall be payable upon the first annual anniversary date of the Closing, all of which shall be allocated to the Seller's covenants of non-competition contained in the Non-Competition Agreement.

          1.3 Closing.  Subject to the provisions of this Agreement, the closing
              -------
(the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Keating, Muething & Klekamp, P.L.L., 1400 Provident Tower, One East Fourth Street, Cincinnati, Ohio 45202, on April 1, 2003 at 10:00 a.m. or at such other time, place or date as Purchaser and the Seller may mutually agree. Provided, however, that if a condition to Closing set forth in
Article 7 or elsewhere herein shall not have been fulfilled or waived at such time, either party hereto entitled to the benefits of such condition may postpone the Closing by notice to the other party until such condition or conditions shall have been met or waived, except that in no event shall the Closing occur after April 15, 2003. The date and time of such Closing are herein referred to as the "Closing Date."

          2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLER.

     Except as otherwise disclosed in writing to Purchaser or excepted in the schedules delivered by the Seller to Purchaser (the "Disclosure Schedule"), the Seller covenants, represents and warrants, which representations and warranties shall be true and accurate as of the Closing Date as if such representations and warranties had been made as of the Closing Date, with and to Purchaser, its successor and assigns, as follows:

          2.1  Organization.  The Company is a corporation duly incorporated and
               -------------
organized, validly existing and in good standing under the laws of New Jersey and has full corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted.

          2.2  Capitalization.  The  authorized  and issued capital stock of the
               --------------
Company and the ownership of the Purchased Shares is as set forth on Section 2.2 of the Disclosure Schedule. All of the Purchased Shares have been duly and validly issued and are fully paid and non-assessable, free of any claim of pre-emptive rights. There are no outstanding rights to purchase or receive, or options, warrants, puts, calls, contracts, commitments or demands of any character relating to the Company's authorized or issued capital stock or which could require the issuance of capital stock by the Company. There are no voting trusts, shareholder agreements or other agreements or understandings to which the Company or Seller is a party with respect to the voting of their capital stock.

          2.3 No Violation;  Consents and  Approvals.  Neither the execution and
              ---------------------------------------
delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of the Company under (a) the provisions of the Articles of Incorporation or the Code of Regulations of the Company, (b) the provisions of any obligation, indenture, agreement, permit, license, registration or other instrument to which the Company is a party or which the Company holds, or (c) any statute or law or any order, decree, judgment, rule or regulation of any court or governmental agency or authority having jurisdiction over the Company. No permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or other person (either governmental or private) is necessary in connection with the execution and delivery by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

          2.4  Subsidiaries  and Other Capital Stock.  The Company has no active
               --------------------------------------
Subsidiaries. [The Company has inactive Subsidiaries as set forth on Section 2.4 of the Disclosure Schedule.] As used herein, the term "Subsidiaries" means any corporation or other entity in which the Company is entitled by virtue of its ownership of securities (or equivalent interests) to elect a majority of the directors (or persons performing equivalent functions).

          2.5 Financial Statements.
              ---------------------

             (a) Section 2.5 of the Disclosure Schedule sets forth a true and correct copy of the unaudited balance sheet of the Company as at December 31, 2002 (the "Balance Sheet"). Section 2.5 of the Disclosure Schedule also sets forth a true and correct copy of the unaudited income statement of the Company for the period ended December 31, 2002. The foregoing financial statements are collectively referred to herein as the "Financial Statements."

             (b) The Financial Statements have been prepared from the books and records of the Company as, at and for the periods indicated and have been prepared in accordance with GAAP as approved from time to time and consistently followed throughout the periods indicated, and present fairly the assets, liabilities and financial positions of the Company, and the results of its operations, as, at and for the periods indicated, except for normal year-end adjustments in accordance with GAAP.

          2.6 Absence of Undisclosed Liabilities.  Except to the extent shown on
              -----------------------------------
the Financial Statements or Section 2.6 of the Disclosure Statement, to the Seller's and the Company's knowledge the Company has no other material liabilities or material obligations of any nature whether accrued, absolute, contingent or otherwise, and the Seller and the Company do not know and will not, at the Closing Date, know or have any reason to know of any basis for the assertion of any such other material obligation or material liability against the Company.

          2.7  Intellectual  Property/Licenses.  Section  2.7 of the  Disclosure
               --------------------------------
Schedule sets forth (a) a description of all trademarks (whether registered or unregistered), trade names (whether registered or unregistered), patents and registered copyrights and applications for any of the foregoing (b) a description of all licenses owned by the Company (collectively, the "Intellectual Property/Licenses"), together with a designation of the ownership and (c) a list of all agreements or arrangements which affect the ownership or use of any item of Intellectual Property/Licenses. To the Seller's and the Company's knowledge, the use by the Company of the Intellectual Property/Licenses as heretofore used in the conduct of its business does not and will not, after the Closing Date, infringe upon the rights of others and, to the Seller's and the Company's knowledge, no third party is infringing upon the rights of the Company in such Intellectual Property/Licenses.

          2.8 Omitted.
              --------

          2.9 Contracts and Agreements. Section ~~2.9 of the Disclosure Schedule
              -------------------------
sets forth a description of all contracts and agreements (whether written or oral) and all amendments thereto or modifications thereof to which the Company is a party or by which it may be bound, excluding those which:

          (a) Involve a price, cost or other consideration of less than $10,000;

          (b) Can be fully performed within a period of three (3) months; or

          (c) Are terminable by the Company on not more than thirty (30) days notice without cost to the Company.

          2.10 Bank Accounts.  Section  ~~2.10 of the  Disclosure  Schedule sets
               --------------
forth the name and address of each bank in which the Company has an account or safety deposit box, the designation of such account and the names of all persons authorized to draw thereon or enter therein, as may be the case.

          2.11 Employee  Matters.  To the Seller's and the Company's  knowledge,
               ------------------
the Company is in substantial compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices. All obligations of the Company, whether arising by operation of law, by contract or by past custom, for payments by the Company directly to its employees or to trusts or other funds or to any governmental agency, for employment compensation benefits, workers compensation benefits, accident, sickness and disability benefits, pension, profit sharing and any other retirement benefits, social security benefits, vacation and holiday pay, bonuses and other forms of compensation, or any other benefits, have been or prior to Closing will be paid or adequate accruals therefor have been made on the Financial Statements.

          2.12 Taxes and Tax Returns. The Seller, on behalf of the Company, will
               ----------------------
duly and timely file all federal, state and local tax returns required to be filed by it for all periods prior to the Closing Date, and all such returns, to the Seller's and the Company's knowledge will be when filed, true, complete and correct in all material respects. The Seller, on behalf of the Company will, prior to the Closing Date, duly and timely pay or make adequate provision for the payment of all taxes, assessments and other governmental charges which have been incurred as set forth in the aforementioned tax returns or are otherwise due and payable with respect to periods ending prior to the Closing Date. All sales and goods and services taxes required through the date of this Agreement to be collected and remitted by the Company have been properly collected and remitted in all material respects. All sales and goods and services taxes will continue to be properly collected and remitted in all material respects to the extent required, up to and through the Closing Date. All necessary sales tax exemption certificates have been obtained by the Company and all such certificates have been properly completed and maintained in all material respects. No tax returns filed by the Company are under audit or examination by any taxing authority and there are no applications or agreements for the extension of the time for the filing of any tax return or for the assessment of any amounts of tax nor any consent to an extension of the period of limitations applicable to such assessment or to the collection of any tax. To the Seller's and the Company's knowledge, no issue or issues have been raised in connection with any prior or pending inquiry into, or audit of, any tax filings of the Company which may be expected to be raised in the future by such taxing authorities and no facts exist or have existed which would constitute grounds for the assessment of any further tax liabilities, which individually or in the aggregate are material with respect to the periods which have not been examined by the governmental authorities. Attached to Section 2.12 of the Disclosure Schedule are true and complete copies of all federal, state and local income tax returns which the Company has filed for each of the past three (3) years and the Company has made available to Purchaser copies of all schedules, work papers, elections, tax depreciation schedules and other documents which were used in the preparation of each such tax return. There are no liens for taxes upon the assets of the Company except for liens for taxes not yet due. As used herein, "taxes" mean (a) all net income, gross income, gross receipts, sales, goods and services, use, transfer, franchise, profits, withholding, payroll, employment, excise, severance, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company with respect to all periods or portions thereof ending on or before the Closing Date and/or (b) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (a) as a result of being a member of an affiliated or combined group.

          2.13 Title to and Condition of Non-Real Estate Assets. Except for such
               -------------------------------------------------
assets as have been disposed of in the ordinary conduct of the Company's business between December 31, 2002 and the Closing Date, the Company has good and marketable title to, or valid leasehold interests in, all non-real estate assets reflected on the Balance Sheet or acquired by it after December 31, 2002 or otherwise used in the operation of the Company's businesses, free and clear of all liens, claims, mortgages, charges, easements or other encumbrances of any kind whatsoever except: (a) to the extent reflected or reserved against on the Balance Sheet, or (b) for liens for property taxes not yet due.

          2.14 Real  Property.  The  Company  owns or  leases no real  property.
               -------------

          2.15 Litigation.  Except as listed in Section ~~2.15 of the Disclosure
               -----------
Schedule, there are no claims, actions, suits or proceedings pending or, to the Seller's and the Company's knowledge, threatened (a) against or affecting the Seller that might adversely affect the Purchased Shares or the performance by the Seller of its obligations hereunder, or (b) against or affecting the Company, or any of its property, assets or business. Except as disclosed in Section ~~2.15 of the Disclosure Schedule, (i) each claim, action, suit and proceeding listed in Section ~~2.15 of the Disclosure Schedule is fully covered by existing policies of insurance; (ii) the Company is not a party to any action, suit or proceeding as a party plaintiff nor is the Company presently contemplating or aware of grounds for the initiation of any such action, suit or proceeding; and (iii) the Company is not involved in any investigation by any governmental body, and, to the Seller's and the Company's knowledge, no such investigation is threatened.

          2.16 Employee Benefit Plans. Section ~~2.16 of the Disclosure Schedule
               ----------------------
sets forth a description of all bonus, stock option, phantom stock option, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plans, trust agreements or arrangements of the Company, and copies of all documents relating to each of said benefit plans have been separately delivered to Purchaser. Such plans and arrangements which are subject to the Employee Retirement Income Security Act of 1974 ("ERISA") are referred to hereafter as the "Benefit Plans". The Company has made available to Purchaser for inspection all annual reports filed on Internal Revenue Service ("IRS") Form 5500 with respect to any Benefit Plans and other reports filed with the Pension Benefit Guaranty Corporation since January 1, 2000 to the extent applicable. With respect to the Benefit Plans:

          (a) The Internal Revenue Service has issued, and the Company has made available to Purchaser for inspection, favorable determination letters with respect to the qualification of all Benefit Plans and all amendments thereto, as currently in effect and as required to be amended to comply with the Tax Reform Act of 1986 which are intended to be qualified retirement plans under the Internal Revenue Code of 1986 (the "Code");

          (b) To the Seller's and the Company's knowledge, none of the Benefit Plans or any assets thereof has engaged in, or been a party to any "prohibited transaction" as defined in ERISA or the Code;

          (c) There is no liability arising from the termination or partial termination of any Benefit Plan, except for liabilities as to which adequate reserves are reflected in the Balance Sheet, and there exists no condition presenting a material risk of such liability;

          (d) All Benefit Plans have been operated in substantial compliance with ERISA, the Code and other applicable law, and all reports have been filed with respect to the Benefit Plans in accordance with ERISA and the Code.

          (e) None of the Benefit Plans is a "multi employer" pension plan which is subject to the Multi Employer Pension Plan Amendment Act of 1980.

          (f) The Company has no obligation for the payment of any unfunded or withdrawal liability under any Benefit Plan or other plan listed in Section ~~2.16 of the Disclosure Schedule.

         2.17 Collective Bargaining, Employment and Non-Competition Agreements.
              -----------------------------------------------------------------
The Company is not a party to any collective bargaining or similar labor agreement. Section ~~2.17 of the Disclosure Schedule sets forth (i) all consulting agreements to which the Company is a party and (ii) all employment, non-competition and compensation agreements (whether written or oral) with officers or other employees of the Company, together with a copy, or in the case of any oral agreement, a summary, of each such agreement. Except as set forth in such Section ~~2.17 of the Disclosure Schedule, to the Seller's and the Company's knowledge, there exist no labor grievances or other material problems involving labor relations of the Company which have not been fully satisfied or discharged. Neither the Company nor the Seller knows of any organizational effort to have any labor organization certified by the Company. The Company is neither a member of any multi employer association nor a participant in any multi employer bargaining group in any dealings with any labor organization.

          2.18  Compliance  with  Applicable Law. Except as set forth in Section
                ---------------------------------
~~2.18 of the Disclosure Schedule, to the Seller's and the Company's knowledge, the Company is conducting and has conducted its businesses so as to comply in all material respects with all applicable laws, ordinances, regulations, decrees and orders, of any governmental entity, including without limitation, the National Labor Relations Act as amended, the Welfare and Pension Plans Disclosure Act, the Fair Labor Standards Act and Equal Pay Act, Title 7 of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Occupational Safety and Health Act of 1970, the Americans With Disabilities Act of 1990, and the Employees Retirement Income Security Act of 1974, and any other law, ordinance, regulation, decree or order, the failure to comply with which might have a material adverse effect on the financial condition, business, properties, reputation, results of operations or prospects of the Company and Purchaser.

          2.19 Absence of Certain  Changes.  Since December 31, 2002,  except as
               ----------------------------
set forth in Section ~~2.19 of the Disclosure Schedule, there has not been:

          (a)  any  material  adverse  change  in the  condition  (financial  or otherwise), assets, liabilities (accrued, absolute, fixed, contingent or otherwise) or businesses of the Company, except changes in the ordinary course of business, none of which has or will have, and all of which in the aggregate have not had and will not have, a material adverse affect on the businesses, liabilities, assets or financial conditions of the Company;

          (b) any change in the Articles of Incorporation or Code of Regulations of the Company;

          (c) any declaration, setting aside or payment of any dividend, or any other distribution on or in respect of any securities of the Company, or any transfer of assets of any kind whatsoever to the Seller or any redemption, retirement, purchase or other acquisition by the Company of any shares of its capital stock;

          (d) any waiver by the Company of any material right or rights of value, or any material payment, direct or indirect, of any debt, liability or other obligation before the same shall have become due in accordance with its terms;

          (e) any material change in the accounting methods, practices or policies followed by the Company;

          (f) except in the ordinary course of business consistent with past practices, any increase in the compensation payable or to become payable by the Company, or the granting of any loans or advances, to any officer, director, employee, consultant or shareholders of the Company, or any member of their families or any affiliate or associate of such person, or any increase in the rate of commission or other variable compensation to be paid by the Company to any person;

          (g) any payment under any pension, retirement, profit sharing, bonus or other employee welfare or benefit plan or any provision for any such payment by the Company;

          (h) any assumption or guarantee by the Company of any debt, obligation, or contractual liability (whether absolute, fixed or contingent and whether or not currently due and payable) of a third party except as a result of the endorsement of checks for deposit or collection of amounts due the Company in the ordinary course of business;

          (i) any merger or consolidation of or by the Company with any other entity or any acquisition of all or any part of the stock, equity interest or the business or assets of any other association, corporation or business organization by the Company;

          (j) except for the sale, lease, replacement or disposition of assets in the ordinary course of business, any sale, lease, disposition of, mortgage, pledge or subjection to any lien or encumbrance on, or any waiver of any substantial rights relating to, any material property or assets, tangible or intangible, of the Company;

          (k) any issuance or sale by the Company of any of its capital stock, bonds, debentures, notes, membership interests or other securities or any grant of any option, warrant or right related thereto;

          (l) any contract, agreement or transaction out of the ordinary course of business;

          (m) any acquisition of assets by the Company other than in the ordinary course of business;

          (n) any revaluation of any of the assets of the Company;

          (o) except for trade debt incurred in the ordinary course of business, any borrowings (including, without limitation, any discounted lease financing) by the Company;

          (p) any event or condition not in the ordinary course of business of the Company; or

          (q) aggregate capital expenditures by the Company in excess of Thirty Thousand and 00/100 Dollars ($30,000).

          2.20 Customer Contracts. The Company has written contracts with all of
               ------------------
the customers listed in Section ~~2.20 of the Disclosure Schedule.

                 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

     Purchaser covenants, represents and warrants, which representations and warranties shall be true and accurate as of the Closing Date as if such representations and warranties had been made at the Closing Date, with and to the Seller, its successors and assigns, as follows:

          3.1 Organization.  Purchaser is a corporation duly organized,  validly
              -------------
existing and in good standing under the laws of the State of Ohio and duly authorized under its Certificate of Incorporation and under applicable laws to engage in the business conducted by it.

          3.2 Authorization.  The sole shareholder of Purchaser has approved, or
              --------------
will approve prior to Closing, the execution and delivery of this Agreement and the performance by Purchaser of its respective obligations and undertakings hereunder and the officers executing this Agreement on behalf of Purchaser have authority to do so and upon execution by such officers this Agreement shall be the valid and binding obligation of Purchaser.

          3.3 No Violation;  Consents and  Approvals.  Neither the execution nor
              ---------------------------------------
delivery of this Agreement by Purchaser nor the consummation of the transactions contemplated hereby will conflict with, result in a breach of, permit any party to terminate or accelerate the provisions of, or result in the imposition of any lien, encumbrance or restriction upon the property or assets of Purchaser.

                           4. COVENANTS OF THE SELLER.

          4.1 Announcements,  Communications and Confidential  Information.  The
              -------------------------------------------------------------
Seller and Company shall not, without the prior approval of Purchaser, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement prior to Closing unless such announcement or furnishing of information is necessitated by applicable rules and regulations or applicable laws, as reasonably determined by counsel for Seller.

          4.2 Fees for Professional  Services. The Seller shall pay all fees and
              --------------------------------
disbursements for professional services rendered to the Company and the Seller in connection with the transactions contemplated by this Agreement, including all attorney, accountant and investment banking fees and disbursements.

          4.3  Corporate  Transactions.  Until the Closing Date the Seller:  (a)
               ------------------------
shall not seek to merge the Company into any entity other than Purchaser or an affiliate of Purchaser, (b) shall not negotiate or entertain any offer with respect to the sale of all or part of the capital stock of the Company or substantially all or the assets of any of the Company, and (c) shall not, and shall not authorize or permit any officer, director, employee, investment banker, attorney, accountant or other representative to, solicit or encourage the making of any proposals reasonably expected to lead to the acquisition of all or part of the capital stock of the Company or substantially all of any of the Company's assets. The Seller shall promptly notify Purchaser in writing of any such proposal.

          4.4 Conduct of Business  Pending the  Closing.  Seller  covenants  and
              ------------------------------------------
agrees that, prior to the Closing Date, unless Purchaser shall otherwise agree in writing or as otherwise expressly permitted or contemplated by this Agreement that the business of the Company shall be conducted only in the ordinary course and consistent with past practice.

          4.5 Cause  Conditions to be  Satisfied.  The Seller shall use its best
              -----------------------------------
efforts to cause all of the conditions set forth in Sections ~~7.1 and ~~8.1 hereof to be satisfied at the earliest practical time.

          4.6  Notice of  Certain  Actions.  The Seller  shall  promptly  notify
               ----------------------------
Purchaser, of any actions, suits, claims, investigations, grievances, arbitrations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting the Company which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to this Agreement.

     4.7   Non-Competition.   Seller   agrees,   at  Closing,   to  execute  the
           ----------------
Non-Competition Agreement in the form of the attached Exhibit A.

                           5. COVENANTS OF PURCHASER.

     5.1  Announcements  and  Communications.  Purchaser shall not,  without the
          -----------------------------------
prior approval of the Seller, which approval shall not be unreasonably withheld or delayed, make any public announcement or furnish any information to the public concerning the transactions contemplated by this Agreement prior to Closing unless such announcement or furnishing of information is necessitated by applicable rules and regulations or applicable laws, as reasonably determined by counsel for Purchaser. Purchaser shall promptly advise the Seller of all communications which it receives pertaining to the transactions contemplated by this Agreement, including, without limitation, communications from governmental agencies and authorities.

     5.2 Cause Conditions to be Satisfied.  Purchaser shall use its best efforts
         --------------------------------
to cause all of the conditions set forth in Sections ~~7.2 and ~~8.2 hereof to be satisfied at the earliest practical time.

     5.3 Fees for  Professional  Services.  The Purchaser shall pay all fees and
         --------------------------------
disbursements for professional services rendered to the Purchaser in connection with the transactions contemplated by this Agreement, including all attorney, accountant and investment banking fees and disbursements.

                      5A. COVENANTS OF PURCHASER AND SELLER

     5A.1 Liabilities/Accounts  Receivable.  (a) All obligations and liabilities
          ---------------------------------
of the Company (other than in respect of customer contracts) as of the Closing Date shall remain the responsibility and obligation of the Seller to satisfy. To the extent that any such obligation or liability remains outstanding on the first anniversary of the Closing Date, the Purchaser may offset the amount of such obligation or liability against the Non-Competition Payment.

     (b) All accounts receivable of the Company as of the Closing Date (including customer credit card purchases made prior to the Closing Date, but which have not cleared the system), shall remain the property of the Seller, and the Purchaser and the Company (after the Closing) agree to remit any cash received in respect of such receivables to the Seller on a weekly basis following the Closing.

     5A.2 Cooperation. The parties agree to cooperate with each other in respect
          ------------
of the audit to be performed by the Seller on the Company for periods prior to the Closing Date and in respect of tax returns to be filed by the Seller in respect of the Company for periods prior to the Closing Date.

                           6. PURCHASER DUE DILIGENCE.

     6.1 Purchaser Due  Diligence.  During the period prior to the Closing Date,
         -------------------------
the Company and the Seller will give to Purchaser and its counsel, accountants, actuaries and other expert persons and other representatives, full access, during normal business hours, to the Company and its assets, other properties, books, contracts, commitments and other records and will furnish Purchaser and such representatives, with all such information and data concerning the affairs of the Company as Purchaser or such representatives reasonably may request for the purpose of verifying the representations and warranties made herein and further investigating the business and affairs of the Company prior to the Closing.

                            7. CONDITIONS PRECEDENT.

     7.1 Conditions Precedent to Purchaser's Obligations. The performance of the
         ------------------------------------------------
obligations of Purchaser under this Agreement are subject, at the election of Purchaser, to the fulfillment or written waiver of each of the following conditions on or before the Closing, the failure of any one of which conditions shall give the Purchaser the right to terminate this agreement prior to the Closing Date.

     (a) All proceedings taken in connection with the transactions contemplated by this Agreement and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to Purchaser.

     (b) The representations and warranties of the Seller and Company contained in this Agreement, the Disclosure Schedule or in any certificate or document delivered to Purchaser pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date.

     (c) No bona fide litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement.

     (d) The Company or Seller shall have delivered to Purchaser the documents required to be delivered hereunder, including those to be delivered at the Closing pursuant to Section ~~8.1 hereof.

     (e) Purchaser shall have satisfactorily completed its due diligence as provided for in Section ~~6.1 herein and the Purchaser shall have been satisfied in all respects, and in its sole discretion, with the condition of the Company.

     (f) The Purchaser shall have satisfied itself that all licenses and accreditations required by the Company for the operation of its business are in full force and effect, particularly the accreditation by the Accreditation Council for Continuing Medical Education, and that, following the consummation of the transactions contemplated by this Agreement, the Purchaser shall continue to enjoy the same rights and privileges with respect to the licenses and accreditations.

     (g) The Company shall have been released from any liability for Seller's obligations.

     (h) The Purchaser shall have secured satisfactory arrangements with Kenneth Meyer and Erin Casey for their continued employment with the Company.

     7.2 Conditions  Precedent to the Seller's  Obligations.  The performance of
         --------------------------------------------------
the Seller under this Agreement is subject, at the election of the Seller, to the fulfillment or written waiver of each of the following conditions on or before the Closing, the failure of any one of which conditions shall give the Seller the right to terminate this agreement prior to the Closing Date.

     (a) The representations and warranties of Purchaser contained in this Agreement or in any certificate or document delivered to the Seller pursuant hereto shall be true and correct on the date hereof and shall be deemed to have been made again on the Closing Date.

     (b) No bona fide litigation or proceeding shall be pending or threatened to restrain, set aside or invalidate the transactions contemplated by this Agreement.

     (c) Purchaser shall have delivered to Seller at the Closing the documents required to be delivered pursuant to Section ~~8.2 hereof.

                    8. DOCUMENTS TO BE DELIVERED AT CLOSING

     8.1 Documents to be Delivered by the Seller at the Closing. At the Closing,
         ------------------------------------------------------
the Company or Seller shall deliver to Purchaser:

     (a) A copy of the Articles of Incorporation of the Company certified by the office of the New Jersey Secretary of State.

     (b) Certified copies of the respective resolutions of the shareholders and Boards of Directors of Seller and the Company approving this Agreement and authorizing the transactions contemplated hereby.

     (c) The written consents, in form and substance reasonably satisfactory to Purchaser, of each party whose consent to the transactions contemplated hereby is required.

     (d) Custody of all of the Company's books, records, papers and other documents.

     (e) The minute books of the Company.

     (f) Good standing certificates for the Seller and the Company, dated within ten (10) days of the Closing Date.

     (g) Stock certificates for the Purchased Shares duly endorsed for transfer or accompanied by executed stock powers.

     (h) The documents set forth in Section ~~7.1 to be delivered by the Company and such other certificates and documents as Purchaser may reasonably request.

     (i)  A  Non-Competition   Agreement  executed  by  the  Seller  in  a  form
substantially as that attached hereto as Exhibit A.

     8.2 Documents to be Delivered by Purchaser at the Closing.  At the Closing,
         -----------------------------------------------------
Purchaser shall deliver to the Seller:

     (a) A certified copy of the respective resolutions of the sole shareholder and Board of Directors of Purchaser approving this Agreement and authorizing the transactions contemplated hereby.

     (b) The documents set forth in Section ~~7.2 to be delivered by Purchaser and such other certificates and documents as the Seller may reasonably request.

     (c) Three Hundred Fifty Thousand Dollars ($350,000) in cash.

                               9. INDEMNIFICATION.

     9.1  Survival  of  Representations  and  Warranties.  All of the  terms and
          -----------------------------------------------
conditions of this Agreement, together with the warranties, representations and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to or in connection with this Agreement, shall survive the execution of this Agreement and the Closing notwithstanding any investigation or due diligence heretofore or hereafter made by or on behalf of any party hereto until the second (2nd) year anniversary of the Closing Date except (i) as to matters with respect to which a party shall have given written notice of any claim within such period which shall not terminate until resolved, (ii) as to the matters set forth in Section ~~2.12 which shall continue and survive until such time as the applicable statute of limitations or tolling periods shall have expired, and (iii) as to matters set forth in Section ~~2.2 which shall continue indefinitely.

     9.2 Indemnification.
         ---------------

     (a) Subject to the following provisions of this Article ~~9, commencing on the Closing Date, the Seller shall defend, indemnify and hold harmless, Purchaser, the Company and any of their respective officers, directors, employees, parent company and affiliates, from any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and costs of investigation), whether fixed or contingent, matured or unmatured, liquidated or unliquidated, which any of them may incur or suffer as a result of or arising out of any breach of the representations, warranties, covenants or agreements of the Company or the Seller set forth in this Agreement and for which claim has been made during the applicable periods hereunder and all liabilities or obligations (other than obligations in respect of customer contracts) of the Company for periods prior to the Closing Date (a "Claim").

     (b) Subject to the following provisions of this Article ~~9, commencing on the Closing Date, Purchaser shall defend, indemnify and hold harmless the Seller from any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and costs of investigation), whether fixed or contingent, matured or unmatured, liquidated or unliquidated, which Seller may incur of suffer as a result of or arising out of any breach of the representations, warranties, covenants or agreements of Purchaser set forth in this Agreement and for which claim has been made during the applicable periods hereunder.

     9.3 Indemnification Procedure; Arbitration.
         ---------------------------------------

     (a) In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), written notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided, that (a) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (b) the failure of any Indemnified Party to give written notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party would adversely affect in a material manner the Indemnified Party's tax liability or (in the case of an Indemnified Party that is Purchaser) the ability of the Purchaser to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost (provided such costs are reasonable) of the Indemnifying Party, such costs to be paid by the Indemnifying Party to the Indemnified Party during the conduct of such defense, settlement, negotiations or litigation, provided, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided within ten
(10) business days of its receipt of written notice of such claim by an Indemnified Party, the Indemnified Party shall have the full right to defend against any such claim or demand, to settle or agree to pay in full such claim or demand, and the Indemnifying Party shall remain responsible for any damages the Indemnified Party may suffer resulting from, arising out of or caused by such third party claims to the extent provided in this Article ~~9. In any event, the Seller and Purchaser shall cooperate in the defense of any claim or litigation subject to this Article ~~9 and the records of each shall be reasonably available to the other with respect to such defense.

     (b) If the Indemnified Party believes that a matter has occurred that entitles it to indemnification under Article ~~9 (other than matters covered by Section ~~9.3(a) above), the Indemnified Party shall give prompt written notice to the Indemnifying Party describing such matter in reasonable detail. The Indemnified Party shall be entitled to give such notice prior to the establishment of the amount of its damages and to supplement its Claim from time to time thereafter by further written notices as they are established. The Indemnifying Party shall send a written response to such Claim for indemnification within twenty (20) business days after receipt of the Claim stating its acceptance or objection to the indemnification Claim, and explaining its position with respect thereto in reasonable detail. If such Indemnifying Party does not respond within such twenty (20) business day period, it will be deemed to have accepted the Indemnified Party's indemnification Claim as specified in the notice given by the Indemnified Party. If the Indemnifying Party gives a timely objection notice, then the parties will negotiate in good faith to attempt to resolve the dispute. Upon the expiration of an additional twenty (20) business day period from the date of the objection notice or such longer period as to which the Indemnified and Indemnifying Parties may agree, any such dispute shall be submitted to arbitration in Cincinnati, Ohio to a member of the American Arbitration Association mutually appointed by the Indemnified and Indemnifying Parties (or, in the event the Indemnified and Indemnifying Parties cannot agree on a single such member, to a panel of three members selected in accordance with the rules of such Association), who shall promptly arbitrate such dispute in accordance with the rules of such Association and report to the parties upon such disputed items, and such report shall be final, binding and conclusive on the parties. Judgment upon the award by the arbitrator(s) may be entered in any court having jurisdiction. All reasonable fees and expenses of the arbitrators and costs of arbitration shall be paid as determined by the arbitrators and the to the extent not so determined, each party shall pay its own expenses.

                             10. CERTAIN AGREEMENTS.

     In the event the transactions contemplated by this Agreement are not consummated, each party hereto will hold all non-public confidential information which it obtained from the other parties hereto in the course of negotiating this Agreement, which it did not previously know or which was not previously in the public domain, confidential; no party will directly or indirectly use such information until the same shall become in the public domain (other than by disclosure by a party hereto receiving such information for use pursuant hereto), and each party will return to the applicable party all documents, objects and records obtained from such other party pursuant hereto which are not in the public domain.

                               11. MISCELLANEOUS.

     11.1 Expenses. Except as provided for herein, each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement and in consummation of the transactions contemplated hereby and in preparation therefor.

     11.2 Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if mailed by registered mail, postage prepaid, return receipt requested, or by Federal Express or similar overnight delivery service, or if delivered personally, at the following addresses pending the designation of another address in accordance with the provisions hereof:

                      (a) If to Purchaser:

                              Mr. Richard J. Lajoie, Jr. Vice President Belcan Corporation 11200 Anderson Way Cincinnati, Ohio 45242

                              With a copy to:

                              Keating, Muething & Klekamp, P.L.L.
                              1400 Provident Tower
                              One East Fourth Street
                              Cincinnati, Ohio 45202
                              Attention: Mr. Donald P. Klekamp

                      (b) If to the Seller:

                              ARC Communications, Inc.
                              788 Shrewsbury Avenue
                              Tinton Falls, New Jersey  07724
                              Attn:  President

                              With a copy to:

                              Westerman, Ball, Ederer, Miller & Sharpstein LLP 170 Old Country Road, 4th Floor
                              Mineola, New York  11501
                              Attention:  Mr. Alan C. Ederer

     11.3 Entire  Agreement.  This Agreement,  the Disclosure  Schedules and the
          ------------------
other exhibits hereto contain all the terms agreed upon between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements and communications, whether oral or written. This Agreement may not be changed or modified, except by agreement in writing, signed by all of the parties hereto.

     11.4  Headings.  The  headings of the  Sections of this  Agreement  are for
           --------
convenience of reference only and shall not be deemed to explain, limit or amplify the provisions hereof.

     11.5  Successors  in Interest.  Except as otherwise  specifically  provided
           -----------------------
herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, personal representatives, successors and assigns.

     11.6  Counterparts.  This  Agreement  may  be  executed  in any  number  of
           ------------
counterparts, each of which shall be deemed an original but all of which shall be deemed but one and the same instrument.

     11.7 Governing Law. This  Agreement  shall be construed and  interpreted in
          -------------
accordance with and governed in all respects by the laws of the State of Ohio.

     11.8  Brokerage.  The Company,  the Seller,  and  Purchaser  represent  and
           ----------
warrant that all negotiations relative to this Agreement have been carried on by them directly between the parties without the intervention of any person or firm, and each shall indemnify the others and hold them harmless against and in respect of any claim for brokerage, finders fees, or other fees or commissions relative to this Agreement or to the transactions contemplated hereby caused by their actions relative to brokerage or similar fees.

     11.9 Waiver.  At any time prior to the Closing Date, the parties hereto may
          -------
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein to the extent permitted by law. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     11.10  Construction.  This  Agreement is to be deemed to have been prepared
            -------------
jointly by the parties hereto after arms-length negotiations, and any uncertainty or ambiguity existing herein shall not be interpreted against any party, but according to the application of the rules of interpretation of contracts.

     11.11  Definition  of  Material,  Materiality.  As used  herein,  the terms
            ---------------------------------------
"material" and "materially" shall mean having an adverse financial effect on the Company or their assets or businesses, taken as a whole.

         The remainder of this page is intentionally left blank.

     IN WITNESS WHEREOF, the Seller and Purchaser each has caused this Agreement to be duly executed in its name and on its behalf, all as of the day and year first above written.


                                            PURCHASER:

                                            BELCAN CORPORATION



                                            BY: /s/Richard J. Lajoie, Jr.
                                                 -------------------------
                                                   Richard J. Lajoie, Jr.
                                                   Vice President



                                            SELLER:


                                            ARC COMMUNICATIONS, INC.


                                            BY: /s/ Michael Rubel
                                                ------------------
                                                   Michael Rubel
                                                   Chief Operating Officer